UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2015, Medical Transcription Billing, Corp. (“MTBC”), entered into a Credit Agreement with Opus Bank (“Opus”), which was later amended by the parties.

On September 8, 2017, MTBC entered into a Fourth Amendment to Credit Agreement (“Agreement”) with Opus whereby the parties agreed as follows:

●	MTBC is permitted to use its available cash to pay amounts due to Prudential, subject to remaining in compliance with Opus’ covenants;
●	MTBC agreed to, and in fact did, repay all Opus term debt on September 8, 2017;
●	MTBC’s $2 million Opus line of credit will mature on March 31, 2018 and the interest rate will not increase so long as there is not an event of default; and
●	MTBC will no longer be required to apply proceeds of capital raised through public offerings to repayment of Opus loan obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified entirely by reference to the complete text of such document, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	1.1	Fourth Amendment to Credit Agreement dated as of September 8, 2017.

	99.1	Press Release, dated September 11, 2017, announcing repayment of debt.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: September 11, 2017	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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